EXHIBIT INDEX

(16)      Directors/Trustees Power of Attorney dated Jan. 7, 2004.

(17)(c)   IDS Life Variable Annuity Fund A Prospectus dated April 30, 2004.

(17)(e)   IDS Life Variable Annuity Fund B Prospectus dated April 30, 2004.

(17)(h) Preliminary Statement of Additional Information for AXP(R) Variable Portfolio - Core Equity Fund dated March 19, 2004.